UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 22, 2011

Environmental Infrastructure Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-124704	32-0294481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Barr Harbor Drive, Ste. 400
West Conshohocken, PA  19428
 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (866) 629-7646

__________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The board of directors of Environmental Infrastructure Holdings Corp., a Delaware corporation (the “Company”) entered into debt settlement agreements with two of its officers to settle a portion of the back salary owed to the officers in exchange for shares of Series A Preferred Stock. In an effort to reduce liabilities of the Company while maintaining cash and capital for the Company’s operations, the Company issued a total of 4,007,633 shares of Series A Preferred Stock for the cancellation of $105,000.00 in Accrued Compensation liability. A copy of the executed settlement agreements are attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

Certificate of Designations, Rights and Preferences. The board of directors approved a Certificate of Designations, Rights and Preferences of the Series A Preferred Stock classifying and designating 25,000,000 shares of Series A Preferred Stock, par value $0.0001 of the Company’s previously authorized 25,000,000 shares, par value $0.0001 preferred stock. The Certificate of Designations, Rights and Preferences was filed with the Secretary of State of the State of Delaware and became effective August 22, 2011. A copy of the Certificate of Designations, Rights and Preference is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Designation, Amount and Par Value. The Series of preferred stock shall be designated as the Company’s Series A Preferred Stock, and the number of shares so designated shall be up to Twenty-Five Million (25,000,000), which shall not be subject to increase without the consent of the Holder(s) of the Series A Preferred Stock (the “Holder(s)”). Each share of Series A Preferred Stock shall have a par value of One-Hundredth of One Cent ($0.0001) per share.

Dividends. The holders of the Series A Preferred Stock (the “Holders”) shall be entitled to receive non-cumulative dividends in preference to any dividend on the Common Stock.  The total of any and all dividends to be issued shall be pooled. Seventy-Five Percent (75%) of such pool shall be issued as a dividend to the Holders on a per share basis.  The remaining Twenty-Five Percent (25%) of the pool shall be issued as a dividend to the holders of the Common Stock according to the Company’s Bylaws, as amended.

Voting Rights. (a) Except as otherwise provided by applicable law and in addition to any voting rights provided by law, the holders of outstanding shares of the Series A Preferred Stock: (i) shall be entitled to vote together with the holders of the Common Stock as a single class on all matters submitted for a vote of holders of Common Stock; (ii) shall have such other voting rights as are specified in the Articles of Incorporation or as otherwise provided by Delaware law; and (iii) shall be entitled to receive notice of any stockholders' meeting in accordance with the Articles of Incorporation and By-laws of the Company. For purposes of the voting rights set forth in this Section 3(a), each share of Series A Preferred Stock shall have a voting right equivalent to Fifty (50) votes of Common Stock.

Restrictions. Any sale, transfer, exchange, distribution or other conveyance whether with or without consideration (the “Transfer”) may only be conducted with Thirty (30) days prior notice and the consent of all other Holders of the Series A Preferred Stock, which consent may be withheld for any and all reasons.  Any Transfer conducted with the consent of all Holders of the Series A Preferred Stock, will result in a conversion at a rate of One (1) share of Series A Preferred Stock equaling Two (2) shares of Common Stock.  Any Transfer conducted without the consent of all Holders of the Series A Preferred Stock, will result in a conversion at a rate of One (1) share of Series A Preferred Stock equaling One (1) share of Common Stock.

Liquidation, Dissolution or Winding Up. (a) In the event of any liquidation or winding up of the Company, the Holder of the Series A Preferred Stock shall be issued Two (2) shares of Common Stock for every share of Series A Preferred Stock on liquidation prior to the conversion. (b) A merger, acquisition, sale of voting control or sale of substantially all of the assets of the Company in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation shall be deemed to be a liquidation.

Poison Pill. In the event that Two (2) or more shareholders who combined own more than Twenty Percent (20%) of the outstanding Common Stock enter into an agreement, arrangement, or understanding (not including solicitation of revocable proxies) for the purpose of acquiring, holding, voting, or the disposing of any voting securities of the Company, then the Holders of Series A Preferred Stock as a class shall be issued Two (2) shares of Common Stock for every share of Common Stock outstanding.

Amendment. This Certificate of Designation constitutes an agreement between the Company and the Holder(s) of Series A Preferred Stock. It may be amended by a vote of the Board of Directors of the Company and the Holders of a majority of the outstanding shares of Series A Preferred Stock.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The board of directors approved a Certificate of Designations, Rights and Preferences of the Series A Preferred Stock classifying and designating 25,000,000 shares of Series A Preferred Stock, par value $0.0001 of the Company’s previously authorized 25,000,000 shares, par value $0.0001 preferred stock. The Certificate of Designations, Rights and Preferences was filed with the Secretary of State of the State of Delaware and became effective August 22, 2011. See Item 3.03. incorporated herein by reference for more information regarding the Series A Preferred Shares. A copy of the Certificate of Designations, Rights and Preference is attached hereto as Exhibit 3.1 and incorporated herein by reference

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this report:

Exhibit Number                     Description

3.1	Certificate of Designations, Rights and Preferences setting for the terms of the Series A Preferred Stock of Environmental Infrastructure Holdings, Inc.

10.1	Settlement Agreements for Michael Parrish and Kurt Given providing for the issuance of Series A Preferred Shares in exchange for portions of their Accrued Compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2011	ENVIRONMENTAL INFRASTRUCTURE HOLDINGS CORP.

By: /s/ Michael D. Parrish Name: Michael D. Parrish Title: Chairman and Chief Executive Officer